CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                         FINANCIAL STATEMENTS AND SCHEDULES
                         ----------------------------------

                          AS OF DECEMBER 31, 1998 AND 1997
                          --------------------------------

                                   TOGETHER WITH
                                   --------------

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ----------------------------------------



































                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                                       INDEX
                                       -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                 1


    Financial Statements:
      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1998                        2


      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1997                        4


      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the Year Ended December 31, 1998            6

      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the Year Ended December 31, 1997            8


      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the Year Ended December 31, 1996           10


    Notes to Financial Statements and Schedules                             12



    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment        18
        Purposes as of December 31, 1998

      Schedule II - Item 27d - Schedule of Reportable Transactions for
        the Year Ended December 31, 1998                                    19


      All schedules, except those as set forth above, are omitted as not applicable or not required.


















                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To the Plan Administrator of Connecticut Natural
       Gas Corporation Union Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Union Employee Savings Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1998. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.
   These supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By S/ Arthur Andersen LLP
                                             ------------------------
                                             Arthur Andersen LLP

   Hartford, Connecticut
   June 25, 1999

                                                                 -2-

                                         CONNECTICUT NATURAL GAS CORPORATION
                                             UNION EMPLOYEE SAVINGS PLAN
                        STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               AS OF DECEMBER 31, 1998



                                                Participant Directed
                            ---------------------------------------------------------------------------------------
                                                                                               Putnam
                                Putnam         The George   The Putnam Fund      Putnam    International  Putnam
                                Stable        Putnam Fund      for Growth        Vista        Growth      Income
                              Value Fund       of Boston       and Income         Fund          Fund       Fund
                           -----------------   ----------   ---------------    ---------    ----------   --------
   Assets
   ------
   Investments, at
     current value                  $599,871    $1,908,329       $5,197,979    $2,685,586     $428,138   $213,795
                                  ----------    ----------       ----------     ---------   ----------   --------

   Cash and temporary
     investments, at
     current value                        -             -                -             -            -          -
                                  ----------    ----------       ----------     ---------   ----------   --------
   Accounts receivable
     Employer                          1,043         1,106            3,878         4,167        1,014        283
     Employees                         6,310        13,358           33,961        21,635        3,173      1,367
     Broker                               -             -                -             -            -          -
                                  ----------    ----------       ----------     ---------   ----------   --------
                                       7,353        14,464           37,839        25,802        4,187      1,650
                                  ----------    ----------       ----------     ---------   ----------   --------

   Participant notes                      -             -                -             -            -          -
   receivable

                                  ----------    ----------       ----------     ---------   ----------   --------
   Net Assets Available
     for Benefits                   $607,224    $1,922,793       $5,235,818    $2,711,388     $432,325   $215,445
                                  ==========    ==========       ==========    ==========   ==========   ========

   The accompanying notes are an integral part of this financial statement.

                                                                 -3-

                                    CONNECTICUT NATURAL GAS CORPORATION
                                        UNION EMPLOYEE SAVINGS PLAN
                   STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          AS OF DECEMBER 31, 1998

                                                              Non-
                                                           Participant
                                Participant Directed        Directed
                            ----------------------------   -----------

                                               Common        Common
                            Participant        Stock          Stock
                               Notes            Fund          Fund          Total
                            -----------      ----------    -----------   -----------
   Assets
   ------
   Investments, at
     current value              $     -      $8,398,549        $12,001    $19,444,248

   Cash and temporary
     investments, at
     current value                    -          (3,857)         4,769            912

   Accounts receivable
     Employer                         -          34,300             -          45,791
     Employees                     3,024         18,838             -         101,666
     Broker                           -          16,412             -          16,412
                            ------------     ----------    -----------    -----------
                                   3,024         69,550             -         163,869
                            ------------     ----------    -----------    -----------
   Participant notes             349,432            -               -         349,432
   receivable
                            ------------     ----------    -----------    -----------
   Net Assets Available
     for Benefits               $352,456     $8,464,242        $16,770    $19,958,461
                            ============     ==========    ===========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -4-

                                         CONNECTICUT NATURAL GAS CORPORATION
                                             UNION EMPLOYEE SAVINGS PLAN
                         STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               AS OF DECEMBER 31, 1997



                                                 Participant Directed
                           -----------------------------------------------------------------------------------------
                                                                                             Putnam
                            Putnam       The George    The Putnam Fund      Putnam       International   Putnam
                            Stable       Putnam Fund      for Growth        Vista           Growth       Income
                          Value Fund      of Boston       and Income         Fund             Fund        Fund
                          -----------   ------------   ---------------   -----------     -----------    ---------

   Assets
   ------
   Investments, at
     current value           $596,471      $1,752,110        $4,378,627    $1,759,969       $244,521       $56,198

   Cash and temporary
     investments, at
        current value                              -                 -             -              -             -
                                   -

   Accounts receivable
     from broker                                   -                 -             -              -             -
                                   -
                           ----------      ----------        ----------    ----------       --------      --------

        Total Assets          596,471       1,752,110         4,378,627     1,759,969        244,521        56,198


   Liabilities
   -----------
   Accounts payable to
     broker                                        -                 -             -              -             -
                                   -
                           ----------      ----------        ----------    ----------       --------      --------
   Net Assets Available
     for Benefits            $596,471      $1,752,110        $4,378,627    $1,759,969       $244,521       $56,198
                           ==========      ==========        ==========    ==========       ========      ========

   The accompanying notes are an integral part of this financial statement.

                                                                 -5-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                     UNION EMPLOYEE SAVINGS PLAN
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                       AS OF DECEMBER 31, 1997

                                               Non-
                            Participant    Participant
                              Directed       Directed
                            -----------    -----------

                               Common        Common
                                Stock         Stock
                                Fund           Fund          Total
                            -----------    -----------   -----------
   Assets
   ------
   Investments, at
     current value            $6,491,623    $2,449,512    $17,729,031

   Cash and temporary
     investments, at
        current value             81,698        30,128        111,826

   Accounts receivable
     from broker                   3,437         1,304          4,741
                              ----------    ----------    -----------

        Total Assets           6,576,758     2,480,944     17,845,598


   Liabilities
   -----------
   Accounts payable to
     broker                      (45,292)            -        (45,292)
                              ----------    ----------     ----------
   Net Assets Available
     for Benefits             $6,531,466    $2,480,944    $17,800,306
                              ==========    ==========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -6-

                                         CONNECTICUT NATURAL GAS CORPORATION
                                             UNION EMPLOYEE SAVINGS PLAN
                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                        FOR THE YEAR ENDED DECEMBER 31, 1998

                                                Participant Directed
                                    ----------------------------------------------------------------------------
                                                                      The Putnam                        Putnam
                                       Putnam       The George         Fund for          Putnam     International
                                       Stable       Putnam Fund         Growth           Vista           Growth
                                     Value Fund      of Boston        and Income          Fund            Fund
                                    ------------  --------------   ----------------   ------------   ------------
   Additions to net assets
    attributed to:
    Dividends and interest income       $34,391        $177,100            $453,317      $193,982        $12,343
                                       --------      ----------          ----------    ----------       --------
    Realized gains (losses), net              -          31,737              78,411        31,476          6,192
                                       --------      ----------          ----------    ----------       --------
    Unrealized appreciation
     (depreciation) of                        -         (25,356)            125,680       202,687         29,805
   investments
                                       --------      ----------          ----------    ----------       --------
    Contributions:
      Employees                          50,988         136,810             349,087       215,943         31,221
      Employer                            7,607          11,355              39,392        38,566          8,883
                                       --------      ----------          ----------    ----------       --------
    Total contributions                  58,595         148,165             388,479       254,509         40,104

    Loan repayments                       2,217           3,889              14,827         8,817          2,190
    Transfers, net                        3,796         (16,490)            107,259       357,294        114,802
    Other, net                             (105)           (163)               (416)         (161)           (21)
                                       --------      ----------          ----------    ----------       --------
   Total additions/(deductions)          98,894         318,882           1,167,557     1,048,604        205,415
                                       --------      ----------          ----------    ----------       --------
   Deductions from net assets
     attributed to:
     Benefits paid to participants      (69,387)       (117,092)           (210,056)      (24,201)       (10,427)
     Loan issues                        (18,754)        (31,107)           (100,310)      (72,984)        (7,184)
                                       --------      ----------          ----------    ----------       --------
   Total deductions                                    (148,199)           (310,366)      (97,185)       (17,611)
                                        (88,141)
                                       --------      ----------          ----------    ----------       --------
   Net increase (decrease)               10,753         170,683             857,191       951,419        187,804

   Net Assets Available
     for Benefits:
       Beginning of year                596,471       1,752,110           4,378,627     1,759,969        244,521
                                       --------      ----------          ----------    ----------       --------
       End of year                     $607,224      $1,922,793          $5,235,818    $2,711,388       $432,325
                                       ========      ==========          ==========    ==========       ========

   The accompanying notes are an integral part of this financial statement.

                                                                 -7-

                                       CONNECTICUT NATURAL GAS CORPORATION
                                           UNION EMPLOYEE SAVINGS PLAN
                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                                                                  Non-
                                                                               Participant
                                              Participant Directed              Directed
                                     -------------------------------------     ----------
                                       Putnam                     Common         Common
                                       Income     Participant      Stock          Stock
                                        Fund         Notes         Fund           Fund            Total
                                     -----------   ----------   -----------    ----------      -----------
   Additions to net assets
    attributed to:
    Dividends and interest income      $  7,567     $ 15,754    $  274,713      $  58,029        $ 1,227,196
                                       --------     --------    ----------      ---------        -----------
    Realizaed gains (losses), net           (17)           -       (70,342)       (26,719)            50,738
                                       --------     --------    ----------      ---------        -----------
    Unrealized appreciation
     (depreciation) of investments       (2,499)           -       135,424        (21,267)           444,474
                                       --------     --------    ----------      ---------        -----------
    Contributions:
      Employees                          12,287            -       170,856              -            967,192
      Employer                            2,337            -       382,721              -            490,861
                                       --------     --------    ----------      ---------        -----------
    Total contributions                  14,624            -       553,577              -          1,458,053

    Loan repayments                          11      (48,427)       16,476              -                  -
    Transfers, net                      145,398            -     1,619,949     (2,332,008)                 -
    Other, net                               (1)           -        11,522           (188)           (10,467)
                                       --------     --------    ----------      ---------        -----------
   Total additions/(deductions)         165,083      (32,673)    2,541,319     (2,322,153)         3,190,928
                                       --------     --------    ----------      ---------        -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants       (5,819)           -      (453,770)      (142,021)        (1,032,773)
     Loan issues                            (17)     385,129      (154,773)             -                  -
                                       --------     --------    ----------      ---------        -----------
   Total deductions                      (5,836)     385,129      (608,543)      (142,021)        (1,032,773)
                                       --------     --------    ----------      ---------        -----------
   Net increase (decrease)              159,247      352,456     1,932,776     (2,464,174)         2,158,155

   Net Assets Available
     for Benefits:
       Beginning of year                 56,198            -     6,531,466      2,480,944         17,800,306
                                       --------     --------    ----------      ---------        -----------
       End of year                     $215,445     $352,456    $8,464,242      $  16,770        $19,958,461
                                       ========     ========    ==========      =========        ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -8-

                                         CONNECTICUT NATURAL GAS CORPORATION
                                             UNION EMPLOYEE SAVINGS PLAN
                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                        FOR THE YEAR ENDED DECEMBER 31, 1997

                                                Participant Directed
                                   ------------------------------------------------------------------------------
                                                                    The Putnam                      Putnam
                                      Putnam         The George       Fund for       Putnam      International
                                      Stable        Putnam Fund        Growth        Vista          Growth
                                    Value Fund       of Boston       and Income       Fund           Fund
                                    -------------   --------------  -------------  ----------- ------------
   Additions to net assets
    attributed to:
    Dividends and interest income        $29,899         $160,512       $549,106     $129,215      $13,905
                                      -----------      -----------    -----------  -----------  -----------
    Realized gains (losses), net                -          18,221         32,290       21,608        2,477
                                      -----------      -----------    -----------  -----------  -----------
    Unrealized appreciation
     of investments                             -         122,487        216,087      132,110       12,926
                                      -----------      -----------    -----------  -----------  -----------
    Contributions:
      Employees                           42,141          127,395        324,049      179,858       22,408
      Employer                             2,826           10,452         30,021       22,782        4,216
                                      -----------      -----------    -----------  -----------  -----------
    Total contributions                   44,967          137,847        354,070      202,640       26,624

    Transfers, net                        97,965            4,347        274,367      213,306       85,601

    Other, net                                  -                -              -            -            -
                                      -----------      -----------    -----------  -----------  -----------
   Total additions/(deductions)          172,831          443,414      1,425,920      698,879      141,533

   Deductions from net assets
     attributed to:
     Benefits paid to                    (53,785)         (91,473)      (219,160)     (80,099)     (10,796)
   participants
                                      -----------      -----------    -----------  -----------  -----------
   Net increase (decrease)               119,046          351,941      1,206,760      618,780      130,737

   Net Assets Available
     for Benefits:
       Beginning of year                 477,425        1,400,169      3,171,867    1,141,189      113,784
                                      -----------      -----------    -----------  -----------  -----------
       End of year                      $596,471       $1,752,110     $4,378,627   $1,759,969     $244,521
                                      ===========      ===========    ===========  ===========  ===========

 The accompanying notes are an integral part of this financial statement.

                                                                 -9-

                                               CONNECTICUT NATURAL GAS CORPORATION
                                                   UNION EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                              FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                     Non-
                                                                 Participant
                                        Participant Directed       Directed
                                     --------------------------  ------------
                                        Putnam       Common        Common
                                        Income        Stock         Stock
                                         Fund         Fund           Fund          Total
                                     ------------ -------------  ------------   ------------
   Additions to net assets
    attributed to:
    Dividends and interest income         $3,765      $293,359      $184,513     $1,364,274
                                     -----------   -----------   -----------    -----------
    Realized gains (losses), net            (298)     (130,973)     (103,306)      (159,981)
                                     -----------   -----------   -----------    -----------
    Unrealized appreciation
     of investments                        2,178       407,554        33,162        926,504
                                     -----------   -----------   -----------    -----------
    Contributions:
      Employees                            7,586       177,751             -        881,188
      Employer                             1,746       411,539             -        483,582
                                     -----------   -----------   -----------    -----------
    Total contributions                    9,332       589,290             -      1,364,770

    Transfers, net                       (21,655)      668,319    (1,348,357)       (26,107)

    Other, net                                 -        38,771        28,830         67,601
                                     -----------   -----------   -----------    -----------
   Total additions/(deductions)           (6,678)    1,866,320    (1,205,158)     3,537,061

   Deductions from net assets
     attributed to:
     Benefits paid to participants           (88)     (234,670)     (178,660)      (868,731)
                                     -----------   -----------   -----------    -----------
   Net increase (decrease)                (6,766)    1,631,650    (1,383,818)     2,668,330

   Net Assets Available
     for Benefits:
       Beginning of year                  62,964     4,899,816     3,864,762     15,131,976
                                     -----------   -----------   -----------    -----------
       End of year                       $56,198    $6,531,466    $2,480,944    $17,800,306
                                     ===========   ===========   ===========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                -10-

                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1996

                                                  Participant Directed
                                        -------------------------------------------------------------------------
                                                                       The Putnam                       Putnam
                                         Putnam         The George       Fund for       Putnam      International
                                         Stable        Putnam Fund        Growth        Vista           Growth
                                       Value Fund       of Boston       and Income       Fund            Fund
                                      -------------    --------------  -------------  ----------- ------------
   Additions to net assets
    attributed to:
    Dividends and interest income          $29,716          $126,396       $261,597      $73,049       $1,533
                                        -----------       -----------    -----------  -----------  -----------
    Realized gains (losses), net                  -           10,593         15,932       18,393           38
                                        -----------       -----------    -----------  -----------  -----------
    Unrealized appreciation
     (depreciation) of investments                -           64,242        266,834       73,191       10,680
                                        -----------       -----------    -----------  -----------  -----------
    Contributions:
      Employees                             39,687           141,929        318,816      131,575       13,495
      Employer                               1,017             5,058         14,181       10,363        1,309
                                        -----------       -----------    -----------  -----------  -----------
    Total contributions                     40,704           146,987        332,997      141,938       14,804

    Transfers, net                         (18,573)          (23,751)      (102,230)     417,255       23,480

    Other, net                                    -                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
   Total additions/(deductions)             51,847           324,467        775,130      723,826       50,535

   Deductions from net assets
     attributed to:
     Benefits paid to participants        (125,937)         (175,636)      (182,900)      (8,014)        (372)
                                        -----------       -----------    -----------  -----------  -----------
   Net increase (decrease)                 (74,090)          148,831        592,230      715,812       50,163

   Net Assets Available
     for Benefits:
       Beginning of year                   551,515         1,251,338      2,579,637      425,377       63,621
                                        -----------       -----------    -----------  -----------  -----------
       End of year                        $477,425        $1,400,169     $3,171,867   $1,141,189     $113,784
                                        ===========       ===========    ===========  ===========  ===========

   The accompanying notes are an integral part of this financial statement.

                                                                -11-

                                               CONNECTICUT NATURAL GAS CORPORATION
                                                   UNION EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                     Non-
                                                                  Participant
                                         Participant Directed      Directed
                                       -----------------------    ----------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund          Fund           Total
                                     -----------   -----------   -----------     -----------
   Additions to net assets
    attributed to:
    Dividends and interest income          $3,320      $223,414      $279,804      $998,829
                                          --------   -----------   -----------   -----------
    Realized gains (losses), net             (479)       (9,904)      (20,127)       14,446
                                          --------   -----------   -----------   -----------
    Unrealized appreciation
     (depreciation) of investments           (540)      372,926       368,477     1,155,810
                                          --------   -----------   -----------   -----------
    Contributions:
      Employees                             5,724       217,894              -      869,120
      Employer                                194       364,046        85,391       481,559
                                          --------   -----------   -----------   -----------
    Total contributions                     5,918       581,940        85,391     1,350,679

    Transfers, net                         17,506     1,378,873    (1,701,888)       (9,328)

    Other, net                                   -      (13,783)      (28,024)      (41,807)
                                          --------   -----------   -----------   -----------
   Total additions/(deductions)            25,725     2,533,466    (1,016,367)    3,468,629

   Deductions from net assets
     attributed to:
     Benefits paid to participants           (133)     (153,473)     (239,898)     (886,363)
                                          --------   -----------   -----------   -----------
   Net increase (decrease)                 25,592     2,379,993    (1,256,265)    2,582,266

   Net Assets Available
     for Benefits:
       Beginning of year                   37,372     2,519,823     5,121,027    12,549,710
                                          --------   -----------   -----------   -----------
       End of year                        $62,964    $4,899,816    $3,864,762    15,131,976
                                         =========   ===========   ===========  ============

   The accompanying notes are an integral part of this financial statement.

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                    NOTES TO FINANCIAL STATEMENTS AND SCHEDULES
                    -------------------------------------------

                         AS OF DECEMBER 31, 1998 AND 1997
                         --------------------------------

   1.  Description of the Plan:
       ------------------------
       The following description of the Connecticut Natural Gas Corporation Union Employee Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

       a.  General -
           -------
           The Plan is a defined contribution thrift plan open to union employees of CTG Resources, Inc. (the "Company") and its subsidiaries and affiliates. Effective as of the close of business on March 31, 1997, the Company became the holding company and parent of Connecticut Natural Gas Corporation ("CNG").

           The Plan was established by the Company under the provisions of
           Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan. Putnam Fiduciary Trust Company, trustee of the Plan, holds the Plan's investments and executes transactions therein.

       b.  Eligibility -
           -----------
           Employees are eligible to participate when the following criteria are met:

           (1) Are at least age 21.

           (2) Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are normally employed for 20 or more hours per week and are covered by a collective bargaining agreement between the Company and any union which provides for participation under the Plan.

           The number of employees participating in the Plan as of December 31, 1998 and 1997 was 314 and 323, respectively.

       c.  Contributions -
           -------------

           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 26% of basic earnings as savings contributions to their accounts during each year, subject to the limits under Section 415 of the IRC.

           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if an employee's elected savings allotment is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the employee.

           As of December 31, 1998, if an employee's:

      Years of Continuous
          Service are          Or      Age is     The Company Will Contribute
     --------------------      --      ------     ---------------------------
              20                         45          4-1/2% of compensation
              10                         35            3% of compensation
         Less than l0                 Under 35         2% of compensation

           An exception to the above schedule exists for those Plan participants subject to the collective bargaining agreement between the Company and the employees in its Greenwich division. Each such participant who, as of April 1, 1998, had either (1) attained age 50 or (2) completed 30 years of continuous service is grandfathered with respect to a previous Plan provision entitling such individual to a matching contribution of up to 6% of compensation or the amount of the participant's contribution, if less.

       d.  Investment Options -
           ------------------

           Plan participants direct their contributions among various investment options in 5% increments, and they may elect to change their investment options at any time. A description of each investment option is provided below:

           (1) PUTNAM STABLE VALUE FUND - This fund seeks to provide interest income while preserving principal and maintaining liquidity. The fund invests in pools of guaranteed investment contracts, security-backed investment contracts, and money market instruments issued by insurance companies and banks. The average yield for this fund was 6.06%, 6.48%, 5.74% for the years ended December 31, 1998, 1997 and 1996, respectively.

           (2) THE GEORGE PUTNAM FUND OF BOSTON - This fund primarily seeks current income and capital growth through investment in common and preferred stocks, debt securities, and cash equivalents.

           (3) THE PUTNAM FUND FOR GROWTH AND INCOME - This fund seeks long-term capital growth and current income through a portfolio of income-producing common stocks.

           (4) PUTNAM VISTA FUND - This fund seeks to provide capital appreciation by investing primarily in stocks of small to midsize companies believed to have above-average growth potential.

           (5) PUTNAM INTERNATIONAL GROWTH FUND - This fund seeks to provide capital appreciation by investing in a diversified portfolio of equity securities in companies located outside the United States.

           (6) PUTNAM INCOME FUND - This fund seeks to provide as high a level of income as possible given a prudent level of risk by investing in high yield and investment grade corporate bonds, mortgage and asset-backed securities, U.S. Treasury securites, and foreign bonds.

           (7) COMMON STOCK FUND - This fund seeks to provide capital appreciation and current income through investment in the common stock of the Company, purchased at not more than fair market value.

           Pursuant to the change in corporate organization discussed in Note 1.a. above and an Agreement and Plan of Exchange, dated as of December 20, 1996, by and between the Company and CNG, all outstanding shares of common stock of CNG, including those shares held by the Plan, were exchanged for shares of common stock of the Company.

           All Company matching contributions are invested in the Common Stock Fund. Beginning on March 1, 1996 and continuing on a quarterly basis through October 1, 1999, the Plan Administrator has directed that portions of the non-participant directed Common Stock Fund be transferred to the participant directed Common Stock Fund based upon a predetermined schedule. These transfers are scheduled to take place on January 1, April 1, July 1, and October 1 of each year, with the exception of 1996 for which the March 1 transfer was in lieu of the April 1 transfer. Following the transfers, Plan participants will have the discretion of investing the transferred shares of common stock in the same manner as the other amounts under their direction in the various participant directed funds. Also, effective March 1, 1996, all Company matching contributions are being invested in the participant directed Common Stock Fund.

           In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Employee Savings Plan for those employees who transfer to (from) the Company's non-union payroll.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

       Years of Continuous Service are               Percentage Vested
       -------------------------------               -----------------
                 Less than 1                                 0%
              1 but less than 2                             20
              2 but less than 3                             40
              3 but less than 4                             60
              4 but less than 5                             80
                  5 or more                                100

           Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

           (1) Death

           (2) Disability

           (3) Attainment of age 65 (normal retirement date)

           (4) Total or partial termination of the Plan

           (5) Discontinuance of Company contributions to the Plan

           Upon termination of employment before full vesting, the non-vested Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

       f.  Benefits -
           --------

           Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

           Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

       g.  Participant Notes Receivable -
           ----------------------------

           Effective May 1, 1998 (July 1, 1998 for those Plan participants covered by the collective bargaining agreement between the Company and its Greenwich division employees), the Board of Directors adopted an amendment to the Plan which established a participant loan provision. Under this provision, a Plan participant is allowed to borrow a minimum of $1,000 up to a maximum of one-half of the participant's vested account balance or $50,000, whichever is less. Each loan carries an interest rate of prime plus 1%, established on the first day of the calendar quarter in which the loan is made. Security for each loan is provided by one-half of the Plan participant's vested account balance. Two types of loans are available to Plan participants--"general purpose" and "principal residence" loans. Full repayment of each of these types of loans is required within five and fifteen years following loan origination, respectively, and loan refinancings are not permitted. All loans require level amortization with principal and interest payments made at least quarterly, and for those Plan participants who are active employees, payments are made ratably through payroll deductions. No Plan partcipant may have more than one "general purpose" loan and one "principal residence" loan outstanding at any time.

       h.  Participant Accounts -
           --------------------

           Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income, the participant's and the Company's contributions, and the participant's loan(s) (if applicable). Allocations of Plan income are based on the share balances in the participants' accounts.

   2.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a.  Basis of Accounting -
           -------------------

           The accompanying financial statements have been prepared on the accrual basis of accounting.

       b.  Income Recognition -
           ------------------

           Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned.

       c.  Investment Valuation -
           --------------------

           The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the Putnam Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at contract value (cost plus accumulated earnings) which approximates current value. Purchases and sales of securities are reflected on a trade date basis. Realized and unrealized appreciation (depreciation) presented in the statements of changes in net assets available for benefits with fund information are computed based on the change in the current value of the Plan assets from year to year.

       d.  Administrative Expenses -
           -----------------------

           Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1998, 1997 and 1996, the Company paid all administrative expenses relating to the Plan.

       e.  Use of Estimates in the Preparation of Financial Statements -
           -----------------------------------------------------------

           The preparation of financial statements in conformity with generally accepted accounting principles and the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the fianancial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

   3.  Federal Income Tax Status:
       -------------------------

       In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated October 24, 1994. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and management believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1998.

   4.  Investments:
       -----------

       The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1998 and 1997 are as follows:

       1998:
         CTG Resources, Inc. common stock          $8,410,550
         The Putnam Fund for Growth and Income      5,197,979
         The George Putnam Fund of Boston           1,908,329
         Putnam Vista Fund                          2,685,586

       1997:
         CTG Resources, Inc. common stock          $8,941,135
         The Putnam Fund for Growth and Income      4,378,627
         The George Putnam Fund of Boston           1,752,110
         Putnam Vista Fund                          1,759,969

   5.  Concentration of Credit Risk:
       ----------------------------

       The Plan's assets are invested in mutual funds managed by Putnam Investments, Inc., as described in Note 1, and the common stock of CTG. In the event of any uncertainties in the financial marketplace, the Plan may be exposed to financial risks.

   6.  Reconciliation to Form 5500:
       ---------------------------

       As of December 31, 1996, the Plan had $1,324 of excess contributions from participants. In 1997, these excess contributions were returned to the participants. This amount was reflected as a reduction in benefits paid to participants in the Plan's Form 5500 for 1997; however, in accordance with generally accepted accounting principles, benefits paid to participants is not reduced by this amount in the accompanying statement of changes in net assets available for benefits for the year ended December 31, 1997.

       The table on the following page reconciles benefits paid to participants per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1997.

                                                        Benefits
                                                        Paid to
                                                       Participants
                                                       ------------

       Per financial statements                          $868,731
       Excess contributions
         returned to participants                          (1,324)
                                                         --------
       Per Form 5500                                     $867,407
                                                         ========

                                                            -18-
                                                                                                              Schedule I
                                                                                                          EIN 06-0383860
                                                                                                            Plan No. 006

                                                CONNECTICUT NATURAL GAS CORPORATION
                                                    UNION EMPLOYEE SAVINGS PLAN
                                     ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                      AS OF DECEMBER 31, 1998

                                                         (c)Description of Investment
                                                        Including Maturity Date, Rate
                 (b)Identity of Issue, Borrower,         of Interest, Collateral, Par                          (e)Current
     (a)            Lessor, or Similar Party                  or Maturity Value               (d)Cost            Value
     --- -------------------------------------------------------------------------------    -----------        ---------

      *  Putnam Stable Value Fund                     Fund comprised of
                                                      investment contracts                 $   599,871         $   599,871
                                                                                           -----------         -----------
      *  The George Putnam Fund of Boston             Mutual fund comprised of
                                                      common stocks and bonds                1,668,223           1,908,329
                                                                                           -----------         -----------
      *  The Putnam Fund for Growth and Income        Mutual fund comprised of
                                                      common stocks                          4,336,603           5,197,979
                                                                                           -----------         -----------
      *  Putnam Vista Fund                            Mutual fund comprised of
                                                      common stocks                          2,280,827           2,685,586
                                                                                           -----------         -----------
      *  Putnam International Growth Fund             Mutual fund comprised of
                                                      common stocks                            374,329             428,138
                                                                                           -----------         -----------
      *  Putnam Income Fund                           Mutual fund comprised of bonds
                                                      and U.S. Treasury securities             215,843             213,795
                                                                                           -----------         -----------
                                                      Participant directed -
      *  CTG Resources, Inc.                            Common stock                         7,360,205           8,398,549
      *  Boston Safe Company                            Daily Liquidity Fund                    (3,857)             (3,857)
                                                                                           -----------         -----------
                                                                                             7,356,348           8,394,692
                                                                                           -----------         -----------
                                                      Non-participant directed -
      *  CTG Resources, Inc.                            Common stock                            10,517              12,001
      *  Boston Safe Company                            Daily Liquidity Fund                     4,769               4,769
                                                                                           -----------         -----------
                                                                                                15,286              16,770
                                                                                           -----------         -----------
                                                         Total Common Stock Fund             7,371,634           8,411,462
                                                                                           -----------         -----------
                                                         Total Investments                 $16,847,330         $19,445,160
                                                                                           ===========         ===========

         *Represents a party-in-interest.

         The accompanying notes are an integral part of this schedule.

                                                                -19-
                                                                                                             Schedule II
                                                                                                          EIN 06-0383860
                                                                                                            Plan No. 006

                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN
                                     ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                          FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                              Current Value
                                           Number                                             of Asset on
       Identity of       Description         of        Purchase      Selling       Cost of    Transaction   Net Gain
     Party Involved       of Asset      Transactions       Price        Price        Asset           Date  or (Loss)
     ---------------   ---------------   ----------   ----------   ----------   ----------   ------------ ----------

   Putnam Vista       Mutual fund            62       $1,116,813   $        -   $1,116,813     $1,116,813   $      -
   Fund               comprised of           41                -      425,358      393,882        425,358     31,476
                      common stocks


   The Putnam         Mutual fund            57        1,268,349            -    1,268,349      1,268,349          -
   Fund for           comprised of           95                -      653,089      574,678        653,089     78,411
   Growth and         common stocks
   Income

   CTG                Common stock           35        3,259,520            -    3,259,520      3,259,520          -
   Resources, Inc.                          119                -    3,878,476    3,486,856      3,878,476    391,620



   The accompanying notes are an integral part of this schedule.